UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 31, 2020
AMAG PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-10865	04-2742593
(Commission File Number)	(IRS Employer Identification No.)

1100 Winter Street,	Waltham,	Massachusetts	02451
(Address of Principal Executive Offices)			(Zip Code)

(617) 498-3300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AMAG	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02. Results of Operations and Financial Condition.

The information in this Item 2.02, including Exhibits 99.1 and 99.2 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

On August 6, 2020, AMAG Pharmaceuticals, Inc. (“AMAG” or the “Company”) issued a press release regarding its operating results for the three and six months ended June 30, 2020 and its intention to hold a conference call to discuss the Company’s second quarter 2020 financial results and outlook, and to give a business update. A copy of the Company’s press release is furnished herewith as Exhibit 99.1 and a copy of the presentation slides to be used during the conference call is furnished herewith as Exhibit 99.2.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2020, the Company announced that Brian Piekos was appointed AMAG’s Executive Vice President and Chief Financial Officer, effective as of August 13, 2020. Mr. Piekos had been serving as the Company’s interim Chief Financial Officer since June 8, 2020.

Mr. Piekos, age 46, joined AMAG in 2015 and has held a number of senior management positions with the Company. In his role as Chief Financial Officer, he will act as the Company’s principal financial officer and principal accounting officer and oversee the accounting, corporate finance, and investor relations teams. He has more than 20 years of corporate finance experience including strategic planning, financial reporting and capital market activities. Prior to AMAG, he held positions of increasing responsibility at Cubist Pharmaceuticals. Mr. Piekos began his career in investment banking having served as Vice President at Leerink Partners and as an analyst at Needham & Company.

In connection with his promotion to Chief Financial Officer, Mr. Piekos’s salary will be increased to $400,000 and he will be eligible to earn an annual performance bonus of forty-five percent (45%) of his base salary per year upon the achievement of certain performance goals determined by the Company’s Board of Directors (the “Board”) or the Compensation Committee of the Board in consultation with Mr. Myers, the Company’s Chief Executive Officer. The increased salary and bonus compensation are contingent on Mr. Piekos entering into a new nondisclosure agreement with non-compete.

There are no arrangements or understandings between Mr. Piekos and any other persons pursuant to which Mr. Piekos was elected as the Company’s Chief Financial Officer. With respect to the disclosure required by Item 401(d) of Regulation S-K, there are no family relationships between Mr. Piekos and any director or executive officer of the Company. With respect to Item 404(a) of Regulation S-K, there are no relationships or related transactions between Mr. Piekos and the Company that would be required to be reported.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release issued by AMAG Pharmaceuticals, Inc. on August 6, 2020 (furnished herewith)
99.2	Copy of AMAG Pharmaceuticals, Inc.’s presentation slides dated August 6, 2020 (furnished herewith)
104	Cover Page lnteractive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMAG PHARMACEUTICALS, INC.
By:	/s/ Joseph D. Vittiglio
Joseph D. Vittiglio Executive Vice President, General Counsel, Chief Business Officer & Corporate Secretary

Dates: August 6, 2020

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